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                                                                  EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-99722, 33-93914, and 33-71798 on Form S-3 and Registration Statement No. 333-34551 on Form S-8 of Dura Pharmaceuticals, Inc. of our report dated March 21, 1997 (October 10, 1997 as to Note 7), relating to the financial statements of Spiros Development Corporation (a development stage enterprise) as of December 31, 1995 and 1996 and for the periods then ended, included in this Current Report on Form 8-K.


DELOITTE & TOUCHE LLP

San Diego, California
October 10, 1997